Exhibit 99.1

Avadel Pharmaceuticals Announces Promotion of Gregory J. Divis to Chief Operating Officer

Dublin, Ireland – March 22, 2018 – Avadel Pharmaceuticals plc (NASDAQ: AVDL), “Avadel” or the “Company,” today announced the promotion of Gregory J. Divis to Executive Vice President and Chief Operating Officer, a newly created role at the Company. Mr. Divis has served as the Company’s Chief Commercial Officer since joining in January of 2017. He brings more than 25 years of experience in the pharmaceutical industry to the role and will be responsible for overseeing Avadel’s U.S. and European-based operations, including Supply Chain, Business Development, and Commercial Operations.

Mike Anderson, Avadel’s Chief Executive Officer, commented, “Greg has meaningful experience across a number of operational functions, and his role has expanded since his arrival last January. His involvement in everything from our supply chain activities, business development, and commercial activities has contributed tremendous value to our organization as he transitions into this new leadership role. I look forward to continuing my work with Greg as we execute our vision of becoming a leading specialty pharma company.”

Greg Divis, said, “As we continue to grow and broaden our offering of new and differentiated products, I look forward to expanding my involvement across our organization. Avadel has a number of exciting upcoming catalysts, including the launch of Noctiva™ and completion of our REST-ON Phase III trial. The successful execution of these strategic objectives will transform our company, drive long-term value creation, and aid us in our mission to improve the lives of the patients we serve.”

Mr. Divis served as President and Chief Executive Officer of Lumara Health, a specialty branded pharmaceutical company focused on women’s health, from 2010 to 2014. At Lumara, Mr. Divis led the successful turnaround and transformation of the business resulting in a series of transactions culminating in the successful sale to AMAG Pharmaceuticals. Mr. Divis has also held such notable roles as Vice-President, Business Development & Lifecycle Management at Sanofi-Aventis and as Vice-President and General Manager, UK and Ireland, for Schering-Plough Corporation. Mr. Divis is a graduate of the University of Iowa.

About Avadel Pharmaceuticals plc:

Avadel Pharmaceuticals plc (NASDAQ: AVDL) is a specialty pharmaceutical company that seeks to develop differentiated pharmaceutical products that are safe, effective and easy to take through formulation development, by utilizing its proprietary drug delivery technology and through in-licensing / acquiring new products; ultimately, helping patients adhere to their prescribed medical treatment and see better results. The Company is headquartered in Dublin, Ireland with operations in St. Louis, Missouri and Lyon, France. For more information, please visit www.avadel.com.

Safe Harbor: This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof, identify forward-looking statements, each of which speaks only as of the date the statement is made. Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from the results contemplated in such forward-looking statements. These risks include: (i) risks that we may not achieve our goals of becoming a leading specialty pharma company, including by continuing to grow and broaden our offering of new and differentiated products, launch Noctiva, complete our REST-ON Phase III clinical trial, transform our company and drive long-term value creation; and (ii) the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017, in particular disclosures that may be set forth in particular under the captions “Forward-Looking Statements” and “Risk Factors,” including without limitation: our dependence on a small number of products and customers for the majority of our revenues; numerous risks related to our efforts to successfully commercialize our new Noctiva™ product; the possibility that our Bloxiverz®,Vazculep® and Akovaz® products, which are not patent protected, could face increased competition resulting in a further loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery technologies and other products; and our dependence on key personnel to execute our business plan.

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Contacts:	Michael F. Kanan

Chief Financial Officer

Phone: (636) 449-1844

Email: mkanan@avadel.com

Lauren Stival

Sr. Director, Investor Relations and Corporate Communications

Phone: (636) 449-5866

Email: lstival@avadel.com